EXHIBIT 11
                              CITFED BANCORP, INC.
                       Computation of Per Share Earnings
                 (Dollars in thousands, except per share data)


                                                   For the Three   For the Three   For the Nine    For the Nine
                                                   Months Ended    Months Ended    Months Ended    Months Ended
                                                   Dec. 31, 1997   Dec. 31, 1996   Dec. 31, 1997   Dec. 31, 1996
                                                   -------------   -------------   -------------   -------------
Computation of Basic Earnings Per Share:
Weighted average number of common
   shares outstanding                                12,994,041      12,875,932      12,969,298      12,836,902
                                                     ==========      ==========      ==========      ==========
Net income                                               $7,435          $5,783         $21,105          $8,933
                                                         ======          ======         =======          ======
Earnings per common share                                 $0.57           $0.45           $1.63           $0.70
                                                          =====           =====           =====           =====



Computation of Diluted Earnings Per Share:
Weighted average number of common
   shares outstanding                                12,994,041      12,875,932      12,969,298      12,836,902
Add common stock equivalents for shares
   issuable under the Stock Option Plan (1)             445,670         473,172         463,392         501,181
                                                     ----------      ----------      ----------      ----------
Weighted average number of shares
     outstanding adjusted for common
     stock equivalents                               13,439,711      13,349,104      13,432,690      13,338,083
                                                     ==========      ==========      ==========      ==========
Net income                                               $7,435          $5,783         $21,105          $8,933
                                                         ======          ======         =======          ======

Earnings per common share - assuming dilution             $0.55           $0.43           $1.57           $0.67
                                                          =====           =====           =====           =====


(1) Additional shares issuable were derived under the "treasury stock method" using average market price during the period or the end of period close price, whichever is higher.